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                                                                    EXHIBIT 99.2

                                 [Form of Proxy]



                         TECHNOLOGY SERVICE GROUP, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



  The undersigned hereby appoints David R.A. Steadman, Vincent C. Bisceglia and William H. Thompson, or any of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of Technology Service Group, Inc. ("TSG") to be held on Friday, December 5, 1997 at 10:00 A.M., local time and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of TSG held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting.



[X]   Please mark your
      votes as in this
      example


1. Approval of the proposed merger of Elcotel Hospitality Service, Inc., a wholly-owned subsidiary of Elcotel, Inc. ("Merger Subsidiary") with and into TSG pursuant to an Agreement and Plan of Merger, dated as of August 13, 1997, among Elcotel, Inc., TSG and Merger Subsidiary (the "Merger") and any other actions as may be required in furtherance of the Merger.

      [   ]             [   ]            [   ]
      FOR               AGAINST          ABSTAIN


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THIS PROXY WILL ALSO BE VOTED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE_____________________________________   DATE_______________


SIGNATURE_____________________________________   DATE_______________



NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.